Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Automatic Data Processing, Inc. and subsidiaries on Form S-3 of our reports dated August 10, 1999, appearing in and incorporated by reference in the Annual Report on Form 10-K of Automatic Data Processing, Inc. and subsidiaries for the year ended June 30, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/DELOITTE & TOUCHE LLP
------------------------
DELOITTE & TOUCHE LLP
New York, New York
July 25, 2000

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